UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 12, 2005
Date of report (Date of earliest event reported)

LIGHTING SCIENCE GROUP CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

2100 McKinney Avenue, Suite 1555, Dallas, Texas 75201
(Address of principal executive offices)

(214) 382-3630
(Registrant’s telephone number, including area code)

The Phoenix Group Corporation
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Definitive Material Agreement

Lighting Science Group Corporation (“the Company”) published a press release dated April 13, 2005 (attached hereto as Exhibit 99.1) announcing that the Company has entered into an agreement with its chairman and chief executive officer, Ronald E. Lusk, on April 12, 2005 to convert certain debt owned by Match, Inc., a corporation controlled by Mr. Lusk, into shares of common stock of the Company. Additionally, Match, Inc. has given notice to the Company that pursuant to conversion rights contained in the Certificate of Rights, Preferences and Powers of Series A Senior Convertible Preferred Stock and Series B Preferred Stock (Certificate) (attached hereto as Exhibit 99.4), the corporation has elected to convert all the issued and outstanding shares of Series A Preferred Stock owned by it and controlled by Mr. Lusk into shares of Company common stock. The board of directors had previously concluded that the nature of the Company’s outstanding debt and preferred stock was inconsistent with its best interests. The Company’s financial advisor and its investment banking representative had both advised that the outstanding debt and preferred stock should be eliminated through conversion into common stock. As a result of that advice, a special committee of independent directors consisting of Directors Robert E. Bachman, Donald R. Harkleroad, and Robert L. Woodson, III (the “Special Committee”) was formed on March 14, 2005 to evaluate a proposal submitted by Mr. Lusk to convert the preferred stock and the debt to shares of common stock of the Company.

On July 25, 1994, the Company sold 533,333 shares of 8% cumulative Series A Senior Convertible Preferred Stock with cumulative dividends of $0.30 per annum for each share and conversion rights to common stock at a price of $3.75 per share, or a total of $2 million. At the date of the Preferred Stock Conversion Notice submitted by Match, Inc. (attached hereto as Exhibit 99.2), these shares were owned by Match, Inc., a company owned by the Ronald E. Lusk Revocable Trust. Mr. Lusk serves as the trustee of the trust. No dividends had been paid with respect to this class of stock. At the date of the agreement, the cumulative unpaid dividend with respect to the preferred stock was $1,670,685. Thus, the total liquidation preference of the preferred stock was $3,670,685 as of March 30, 2005.

An anti-dilution provision contained in the Certificate provided for an adjustment to the stated conversion price of $3.75 per share based upon subsequent issuances of common stock. The Special Committee determined that the adjusted conversion price of the preferred stock was $0.199 per share. The Special Committee then took note of the fact that for the month of March 2005, the closing prices for the stock of the Company had ranged between $1.48 and $1.90 per share. The proposal submitted by Mr. Lusk offered to set the conversion price at $1.725 per share, which represented the five-day average closing price as of March 15, 2005. Thus, the number of shares into which the preferred stock and the cumulative dividend would be convertible was equal to 2,127,933 ($3,670,685 / $1.725) under the proposal presented by Mr. Lusk. The committee also noted that the trading range for the stock at the end of the month of March was closer to the lower end of the range ($1.48) at the time that the analysis was being completed. The Special Committee reported the results of its analysis to the board.

The Company was also obligated under the terms of a credit agreement by and between Match, Inc. and Iatros Health Network, Inc., (the Credit Agreement) a predecessor entity to the Company, to repay the amount of $2,192,524 as of the date of the Debt Conversion Agreement (attached hereto as Exhibit 99.3). Pursuant to the ownership structure described above, Mr. Lusk also controlled this note. The Credit Agreement with Match, Inc. provided for interest at the prime rate plus 1% on the note balance and prime plus 2% on any unpaid interest amounts and that the note was due on demand and was secured by all the assets of the Company. In this situation, Mr. Lusk proposed to reduce the amount of the accrued interest by $250,000. Using the same conversion price of $1.725, the total of $1,942.524 ($2,192,524 - $250,000) due on the line of credit would be convertible into 1,126,101 shares of common stock of the Company. The Special Committee reported the results of its analysis of the Credit Agreement to the board of directors.

The board of directors (with Mr. Lusk abstaining and one director absent) reviewed the analysis prepared by the Special Committee. Based upon the conversion price of $1.725 per share offered by Mr. Lusk with respect to both the conversion of the preferred stock and the conversion of the debt, as well as the proposal by Mr. Lusk to reduce the accrued interest on the line of credit by $250,000, the board concluded that the offer was fair to the Company and voted to approve the transactions contained in the proposal from Mr. Lusk.

Item 3.02 Unregistered Sales of Equity Securities

In connection with the transaction described above in Item 1.01 and as further explained in the press release dated April 13, 2005 referenced above, Lighting Science Group Corporation will issue 3,254,034 shares of common stock to entities controlled by its chairman and chief executive officer, Ronald E. Lusk, as explained above.

The foregoing issuances were made in reliance upon the exemption provided in Section 4(2) of the Securities Act and the safe harbor of Rule 506 under Regulation D. Certificates representing such securities contain restrictive legends preventing sale, transfer or other disposition, unless registered under the Securities Act. The recipient of such securities received, or had access to, material information concerning our company, including, but not limited to, our reports on Form 10-KSB, Form 10-QSB, and Form 8-K, as filed with the SEC. No discount or commission was paid in connection with the issuance of the common stock.

Item 7.01 Regulation FD Disclosure

On April 13, 2005, the Company issued a press release, which appears as Exhibit 99.1 hereto, regarding the Company’s entry into a Debt Conversion Agreement and the receipt of the Notice of Conversion of Preferred Stock, and the closing of the sale of securities thereunder. Such press release is incorporated by reference in response to this Item 7.01.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release dated April 13, 2005
99.2	Notice of Conversion of Preferred Stock
99.3	Debt Conversion Agreement
99.4	Certificate of Rights, Preferences and Powers of Series A Senior Convvertible Preferred Stock and Series B Preferred Stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lighting Science Group Corporation
/s/ Ronald E. Lusk
Date: April 13, 2005	By: Ronald E. Lusk
Chairman of the Board and
Chief Executive Officer